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                                                                    EXHIBIT 4.3

                                MINNTECH CORPORATION
                           Director Resolutions Adopting
                             By-Law Amendment Regarding
                            Advance-Notice Requirements

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     Resolved that Sections 2.07 and 3.03 of the By-Laws of the corporation are hereby amended in their entirety to read as follows:

     Section 2.07. ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED. At any regular or special meeting of shareholders of the corporation, only such business (other than the nomination and election of directors, which shall be subject to Section 3.03 of the By-Laws) may be conducted as shall be appropriate for consideration at the meeting of shareholders and as shall have been brought before the meeting (i) by or at the direction of the Board of Directors, or (ii) by any shareholder of the corporation entitled to vote at the meeting who complies with the notice procedures set forth in this
Section 2.07.

          (a) TIMING OF NOTICE. For such business to be properly brought before any regular or special meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a shareholder's notice of any such business to be conducted at an annual meeting must be delivered to the Secretary of the corporation, or mailed and received at the principal executive office of the corporation, not less than 90 days before the first anniversary of the date of the preceding year's annual meeting of shareholders. If, however, the date of the annual meeting of shareholders is more than 30 days before or after such anniversary date, notice by a shareholder shall be timely only if so delivered or so mailed and received not less than 90 days before such annual meeting or, if later, within 10 days after the first public announcement of the date of such annual meeting. If a special meeting of shareholders of the corporation is called in accordance with Section 2.03 for any purpose other than electing directors to the Board of Directors or if a regular meeting other than an annual meeting is held, for a shareholder's notice of any such business to be timely it must be delivered to the Secretary of the corporation, or mailed and received at the principal executive office of the corporation, not less than 90 days before such special meeting or such regular meeting or, if later, within 10 days after the first public announcement of the date of such special meeting or such regular meeting. Except to the extent otherwise required by law, the adjournment of a regular or special meeting of shareholders shall not commence a new time period for the giving of a shareholder's notice as required above.

          (b) CONTENT OF NOTICE. A shareholder's notice to the corporation shall set forth as to each matter the shareholder proposes to bring before the regular or special meeting (w) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (x) the name and address, as they appear on the corporation's books, of the shareholder proposing such business, (y) the class or series (if any) and number of shares of the corporation that are beneficially owned by the shareholder, and (z) any material interest of the shareholder in such business.

          (c)  CONSEQUENCES OF FAILURE TO GIVE TIMELY NOTICE.
     Notwithstanding anything in these By-Laws to the contrary, no business (other than the nomination and election of directors) shall be conducted at any regular or special meeting except in accordance with the procedures set forth in this Section and, as an additional limitation, the business transacted at any special meeting shall be limited to the purposes stated in the notice of the special meeting pursuant to Sections 2.03 and 2.04 of the Bylaws. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2.07 and, if the Chairman should so determine, the Chairman shall so declare to the meeting, and any such business not

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     properly brought before the meeting shall not be transacted.  Nothing in this Section 2.07 shall be deemed to preclude discussion by any shareholder of any business properly brought before the meeting in accordance with these Bylaws.

          (d)  PUBLIC ANNOUNCEMENT.  For purposes of this Section 2.07 and
     Section 3.03 of the By-Laws, "public announcement" means disclosure (i) when made in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service, (ii) when filed in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or (iii) when mailed as the notice of the meeting pursuant to Sections 2.03 and 2.04 of the By-Laws.

     Section 3.03 NOTICE OF NOMINATIONS OF THE DIRECTORS. Only persons who are nominated in accordance with the procedures set forth in this Section
3.03 shall be eligible for election as directors at shareholder meetings. Nominations of persons for election to the Board of Directors may be made at a meeting of shareholders (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 3.03.

          (a) TIMING OF NOTICE. Nominations by shareholders shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a shareholder's notice of nominations to be made at an annual meeting of shareholders must be delivered to the Secretary of the corporation, or mailed and received at the principal executive office of the corporation, not less than 90 days before the first anniversary of the date of the preceding year's annual meeting of shareholders. If, however, the date of the annual meeting of shareholders is more than 30 days before or after such anniversary date, notice by a shareholder shall be timely only if so delivered or so mailed and received not less than 90 days before such annual meeting or, if later, within 10 days after the first public announcement of the date of such annual meeting. If a special meeting of shareholders of the corporation is called in accordance with Section 2.03 for the purpose of electing one or more directors to the Board of Directors or if a regular meeting other than an annual meeting is held, for a shareholder's notice of nominations to be timely it must be delivered to the Secretary of the corporation, or mailed and received at the principal executive office of the corporation, not less than 90 days before such special meeting or such regular meeting or, if later, within 10 days after the first public announcement of the date of such special meeting or such regular meeting. Except to the extent otherwise required by law, the adjournment of a regular or special meeting of shareholders shall not commence a new time period for the giving of a shareholder's notice as described above.

          (b) CONTENT OF NOTICE. A shareholder's notice of nomination for a regular or special meeting of shareholders shall set forth (x) as to each person whom the shareholder proposes to nominate for election or re-election as a director: (i) such person's name, (ii) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including Rule 14a-11 thereof, and (iii) such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (y) as to the shareholder giving the notice: (i) the name and address, as they appear on the corporation's books, of such shareholder,
     (ii) the class or series (if any) and number of shares of the corporation that are beneficially owned by such shareholder and (iii) a representation that the shareholder is a holder of record of shares of the corporation entitled to vote for the election of directors and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the

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     corporation the information required to be set forth in a shareholder's notice of nomination that pertains to a nominee.

          (c) CONSEQUENCES OF FAILURE TO GIVE TIMELY NOTICE. Notwithstanding anything in these By-Laws to the contrary, no person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section
     3.03. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed in this Section 3.03 and, if the Chairman should so determine, the Chairman shall so declare to the meeting, and the defective nomination shall be disregarded.